EXHIBIT 10.4

OPTION TO SELL ACCOUNTS AGREEMENT

This Option to Sell Accounts Agreement (the "Agreement") is made this 11th day of October, 2000, by and between Cognigen Networks, Inc., a Colorado corporation located at 7001 Seaview Avenue, N.W., Suite 210, Seattle, Washington 98117 (hereinafter "Seller"), and JVTEL, a joint venture located at 2608 Second Avenue, Suite 108, Seattle, Washington 98121, (hereinafter "Buyer"), the joint venturers of which are Combined Telecommunications Consultancy, Ltd., a Delaware corporation located at 2608 Second Avenue, Suite 108, Seattle, Washington 98121("CTC"), and Telkiosk, Inc., a Nevada corporation located at 2608 Second Avenue, Suite 108, Seattle, Washington 98121 ("Telkiosk").

RECITALS

Whereas, Seller owns a database of off-shore telephone service subscribers (the "Off-Shore Accounts");

Whereas, Seller owns a database of domestic telephone service subscribers (the "Domestic Accounts"); and,

         Whereas, Seller desires to have the option to sell to Buyer and Buyer desires to grant Seller the option to sell to Buyer, on the terms and subject to the conditions set forth in this Agreement, substantially all of the Off-Shore Accounts and Domestic Accounts (hereinafter collectively referred to as the "Accounts").

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, agreements and the conditions set forth in this Agreement, Buyer and Seller hereby agree as follows:

ARTICLE I

TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES
---------------------------------------------

1.01 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, upon the request of the Seller as provided herein, Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest, in and to the Accounts, including but not limited to the following:

(a) Seller's interest in all licenses, contracts or agreements with respect to the Accounts to which Seller is a party;

(b) all unfilled or uncompleted customer contracts, commitments or purchase or sales orders received and accepted by Seller in connection with the Accounts in the ordinary course of business;

     (c) all documents or other tangible materials embodying technology or intellectual property rights owned by, licensed to or otherwise controlled by Seller and used in connection with the Accounts, all software programs (including both source and object codes) and related documentation for software used in or developed for support of the Accounts;

               (d) all of Seller's books, records and other documents and information relating to the Accounts; and,

               (e) all accounts or notes receivable owing to Seller that relate to the Accounts.

     1.02 Assumption of Liabilities. Upon the acquisition of the Accounts, Buyer shall assume, pay, perform in accordance with their terms or otherwise satisfy, Seller's obligations relating to the Accounts.

1.03 Excluded Liabilities. Other than as set forth above in Section 1.02, Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Seller of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown due or to become due,
unliquidated  or  otherwise.   Seller  shall  be  responsible  for  all  of  the
liabilities, obligations and undertakings of Seller not expressly assumed by Buyer pursuant to Section 1.02 hereof, and such liabilities shall remain the liabilities of Seller.

ARTICLE II

PURCHASE PRICE
--------------

         2.01 Option. In the event that Seller has not activated a minimum of Five Thousand (5,000) of the Accounts by March 30, 2001, Buyer hereby grants to Seller the option to sell the Accounts to Buyer for a purchase price of One Million Three Hundred Thousand Dollars ($1,300,000). Seller shall have the right to exercise its option to sell the Accounts to Buyer by providing written notification of its intention to exercise its option to Buyer by April 16, 2001. Upon receipt of such written notification from Seller, Buyer agrees to purchase the Accounts for and in consideration of the following:

          (a) Buyer Sale of Stock. As part payment for the accounts, Buyer will deliver to Seller, such number of shares of Seller's common stock as is equal to One Million Three Hundred Thousand Dollars ($1,300,000) less the debt and interest forgiven by Buyer on such date (as set forth below) divided by the closing price of Seller's common stock on March 30, 2001; and

          (b) Buyer Forgiveness of Debt. As part payment for the Accounts, Buyer will forgive the payment of all debt and interest due on March 30, 2001 from Seller to Buyer.

     2.02 Representation of Valuation. Seller and Buyer both acknowledge their understanding that a valuation of the Accounts was performed by Venturist Network, LLC on September 13, 2000, and that the opinion of the author of that report indicates a total value of the Accounts of One Million Nine Hundred Sixty Thousand Eight Hundred Sixteen Dollars ($1,960,816).

2.03 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Seller, 7001 Seaview Avenue, N.W., Suite 210, Seattle, Washington 98121, at 8:00 a.m. on or before April 30, 2001, or at such other place and on such other date as is mutually agreeable to Buyer and Seller. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to this Agreement and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF SELLER
---------
         The Seller hereby represents and warrants to Buyer that:

     3.01 Organization, Qualification and Power and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Colorado.

     3.02 Authority; Enforceability. The Seller has the right, legal capacity, and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

     3.03 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated herein will (i) violate any law to which the Seller is subject, (ii) violate any provision of the corporation articles of incorporation, bylaws or other governing documents (as the case may be) of the Seller, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, or (iv) result in the imposition of any security interest upon the Accounts.

     3.04 Governmental Authorities; Consents. No consent, approval, or authorization of, or declaration, filing or registration with any United States federal or state governmental or regulatory authority is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

     3.05 Confidentiality of Accounts. If Buyer purchases the Accounts from Seller, after such purchase Seller agrees, warrants and represents that it has not and will not copy in any medium, or retain or provide to any third party, copies of the Accounts, and that it will not store, in any medium, records of the Accounts, without the prior, express and written approval of Buyer.

     3.06 Non-Competition. Seller agrees, warrants and represents that it will not solicit or accept as customers for a period of three (3) years from the date Buyer purchases the Accounts, any of the Accounts, without the prior, express and written approval of Buyer.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER
---------------------------------------

     Buyer hereby represents and warrants to Seller that:

     4.01 Incorporation. Buyer is a joint venture duly formed, validly existing and in good standing under the laws of the State of Washington.

     4.02 Authority; Enforceability. Buyer has the right, legal capacity, and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Buyer, CTC and Telkiosk, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

     4.03 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated herein will (i) violate any law to which Buyer is subject, (ii) violate any provision of the joint venture agreement of Buyer or articles of incorporation or bylaws of CTC or Telkiosk, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer, CTC or Telkiosk is a party or by which any of them is bound or to which any of their assets is subject.

     4.04 Governmental Authorities; Consents. No consent, approval, or authorization of, or declaration, filing or registration with any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer, CTC or Telkiosk in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

     4.05 Ownership of Seller's Common Stock. As of the date hereof, Telkiosk owns 915,080 shares of Seller's common stock and CTC owns 1,288,712 shares of Seller's common stock. Telkiosk and CTC will own a sufficient number of shares of Seller's common stock to satisfy any obligations Buyer may have to deliver to Seller shares of Seller's common stock as provided herein.

ARTICLE V

MISCELLANEOUS PROVISIONS
------------------------

     5.01 Modification. This Agreement may only be modified or amended by a written document executed by Seller and Buyer.

     5.02 Entire Agreement. This Agreement, including all exhibits and addenda, contains the entire agreement between the parties and supersedes any and all prior agreements, whether written or oral, concerning the subject matter hereof. Buyer agrees and understands that Seller shall not be liable or obligated for any oral representations or commitments made prior to the execution hereof or for claims of negligent or fraudulent misrepresentation based on any such oral representation or commitments and that no modifications of this Agreement shall be effective except those in writing and signed by both parties. Seller does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement.

     5.03 Attorneys' Fees. In the event of any default on the part of either party to this Agreement or any other dispute, in addition to all other remedies, the party in default will pay the prevailing party all amounts due and all damages, costs and expenses, including reasonable attorneys' fees, incurred by the aggrieved party in any legal action, arbitration or other proceeding as a result of such default, plus interest at the highest rate allowable by law, accruing from the date of such default or dispute.

     5.04 Injunctive Relief. Nothing herein shall prevent Seller from seeking injunctive relief to prevent irreparable harm, in addition to all other remedies. If it is necessary for Seller to seek preliminary or permanent injunctive relief, Seller may do so without a bond.

     5.05 No Waiver. No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by Seller or Buyer shall be considered to imply or constitute a further waiver by Seller or Buyer of the same or any other condition, covenant, right, or remedy.

     5.06 Severability. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement shall thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision shall be deemed deleted, and the remaining part of this Agreement shall continue in full force and effect.

     5.07 Governing Law/Consent to Jurisdiction. This Agreement shall be interpreted under the laws of the State of Colorado, and any dispute between the parties shall be governed by and determined in accordance with the substantive laws of the State of Colorado, which laws shall prevail in the event of any conflict of law. Seller and Buyer have negotiated regarding a forum in which to resolve any disputes, which may arise between them and have agreed to select a forum in order to promote stability in their relationship. Therefore, if a claim is asserted in any legal proceeding involving Buyer, its officers or directors and Seller, its officers, directors or sales employees both parties agree that the exclusive venue for disputes between them shall be in the State of Colorado and each waive any objection either may have to the personal jurisdiction of or venue in the State of Colorado. Buyer irrevocably submits to the jurisdiction of such courts and waives any objection Buyer may have to either the jurisdiction or venue in such court.

     5.08 Notices. All notices required to be given under this Agreement shall be given in writing, by certified mail, return receipt requested, or by an overnight delivery service providing documentation of receipt, at the address set forth in the first paragraph of this Agreement or at such other addresses as Seller or Buyer may designate from time to time, and shall be effectively given when deposited in the United States mails, postage prepaid, or when received via overnight delivery, as may be applicable.

     5.09 Survival of Covenants. The covenants contained in this Agreement which, by their terms, require performance by the parties after the expiration or termination of this Agreement, shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

     5.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Seller and shall be binding upon and inure to the benefit of Buyer and its successors and assigns, subject to the prohibitions against assignment contained herein.

     5.11 Titles for Convenience. Article and paragraph titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

     5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:                                              BUYER:

COGNIGEN NETWORKS, INC.                              JVTEL

                                                     BY:   TELKIOSK, INC.


By:/s/Darrell H. Hughes, President      By:/s/Peter Tilyou, President
   -------------------------------         --------------------------
   Darrell H. Hughes, President            Peter Tilyou, President




                                        BY:  COMBINED
                                        TELECOMMUNICATIONS CONSULTANCY, LTD.


                                        By:/s/ Peter Tilyou
                                           -------------------------------
                                           Peter Tilyou, Managing Director


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